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                                                        EXHIBIT 12.1

                            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                         FOR THE PERIODS ENDED
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
                                           DECEMBER 31, 1997
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
EARNINGS

Loss before extraordinary item and taxes         $(23,234)
  Add (Subtract):
    Fixed Charges                                  12,987
    Share of loss in Equity Investments             1,078
Adjusted Earnings                                  (9,169)
                                                 --------
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FIXED CHARGES

Interest Charges                                   11,887
Amortization of Debt issuance costs                 1,100
                                                 --------
Total Fixed Charges                              $ 12,987
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Ratio of Earnings to fixed charges                    -
                                                 --------
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Earnings insufficient to cover fixed charges     $ 22,156
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